UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Great River, New York 11739
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (631) 968-2000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 5, 2007, the Registrant issued a press release announcing that its stockholders had approved the Agreement and Plan of Merger dated as of November 18, 2006 by and among the Registrant, NT Acquisition, Inc. and NT Merger Sub, Inc.

A copy of the press release is filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	Netsmart Technologies, Inc. /s/ Anthony F. Grisanti Anthony F. Grisanti Chief Financial Officer (Principal Financial Officer)